Exhibit (k)(8)
SECOND AMENDMENT TO CREDIT AGREEMENT, CONSENT
AND LIMITED WAIVER
          THIS SECOND AMENDMENT TO CREDIT AGREEMENT, CONSENT AND LIMITED WAIVER (this “Amendment”) is made as of the 10th day of November, 2009 (the “Amendment Date”), by and among MAIN STREET CAPITAL CORPORATION, a Maryland corporation, MAIN STREET CAPITAL PARTNERS, LLC, a Delaware limited liability company, MAIN STREET EQUITY INTERESTS, INC., a Delaware corporation, the LENDERS listed on the signature pages hereof and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent.
R E C I T A L S:
          The Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into a certain Credit Agreement dated as of October 24, 2008, as amended by that First Amendment to Credit Agreement dated March 26, 2009 (referred to herein as the “Credit Agreement”). Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.
          The Borrower and Guarantors have requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Credit Agreement. The Lenders, the Administrative Agent, the Guarantors and the Borrower desire to so amend the Credit Agreement upon the terms and conditions hereinafter set forth.
          The Borrower and Guarantors have further requested that the Administrative Agent and the Lenders consent to the consummation of the offer by the Borrower to acquire a majority limited partnership interest in its Affiliate, Main Street Capital II, LP, a Delaware limited partnership (“MSC II”), in exchange for shares of the Capital Stock of the Borrower, on the terms and conditions set forth in the Offering Memorandum dated September 23, 2009 (the “Exchange Offer Memorandum”), including the Acquisition of all of the membership interests of the current members of Main Street Capital II GP, LLC, a Delaware limited liability company and the general partner of MSC II (the “General Partner”), by the Borrower for no consideration and the other related matters described in the Exchange Offer Memorandum (the “MSC II Exchange Offer”), and to waive compliance with certain provisions of the Credit Agreement in connection with the consummation of the MSC II Exchange Offer. The Administrative Agent and the Lenders have agreed to consent to the MSC II Exchange Offer and to the waiver of compliance with such provisions upon the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:
          SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

          SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.
          SECTION 2.01. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “SBIC Entities” to read in its entirety as follows:
     “SBIC Entities” means each of (1) Main Street Mezzanine Fund, LP, (2) Main Street Mezzanine Management, LLC, (3) Main Street Capital II, LP, (4) Main Street Capital II GP, LLC, (5) MSCII Equity Interests, LLC and (6) any other future “small business investment company” owned, directly or indirectly, by Borrower that is governed by the Restricted Provisions.”
          SECTION 2.02 Amendment to Section 5.07. Section 5.07 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “SECTION 5.07. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall not be less than the sum of (i) 80.0% of the Consolidated Tangible Net Worth on the Closing Date plus (ii) 80.0% of the cumulative Net Proceeds of Capital Securities/Conversion of Debt received after the Closing Date minus (iii) 80.0% of the non cash adjustment to or elimination of any Value in the investment in Main Street Capital Partners, LLC to the Borrower’s consolidated balance sheets from the accounting impact of the MSC II Exchange Offer (as such term is defined in that certain Second Amendment to Credit Agreement, Consent and Limited Waiver dated November 10, 2009, by and among the Borrower, Guarantors, the Administrative Agent and the Lenders), calculated quarterly at the end of each Fiscal Quarter.”
          SECTION 2.03 Amendment to Schedule 4.08. Schedule 4.08 of the Credit Agreement is hereby amended to add the following entities as Subsidiaries of Main Street Capital Corporation:
          Main Street Capital II GP, LLC, a Delaware limited liability company
          Main Street Capital II, LP, a Delaware limited partnership
          MSCII Equity Interests, LLC, a Delaware limited liability company
          SECTION 3. Consent to MSC II Exchange Offer; Limited Waiver and Additional Amendments.
     (a) In connection with the MSC II Exchange Offer, the Borrower hereby represents and warrants:
     (i) each of MSC II, General Partner and MSCII Equity Interests, LLC is a SBIC Entity and is subject to Restrictive Provisions;

     (ii) (A) the Borrower has not and will not receive any cash in consideration for the exchange of the Equity Securities of MSC II or General Partner in connection with the MSC II Exchange Offer; and (B) the Borrower participating limited partners of MSC II will exchange their Equity Interests in MSC II for Equity Securities of Borrower, and participating members of the General Partner will contribute their Equity Interests in the General Partner to Borrower for no consideration.
     (iii) all of the existing and outstanding Debt of each MSC II and the General Partner as of the date of this Amendment is set forth on Schedule 3 hereto and such Debt was incurred in the ordinary course of business (the “Existing MSC II Debt”). From the date of the Amendment through and including the consummation of the MSC II Exchange Offer, neither MSC II nor the General Partner has incurred any additional Debt.
     (b) In reliance on the foregoing representations and warranties and subject to the conditions set forth in this Amendment, the Administrative Agent and Lenders hereby:
     (i) consent to the consummation of the MSC II Exchange Offer on the terms and conditions described in the Exchange Offer Memorandum and, for the avoidance of doubt, the Lenders agree that no breach of Sections 4.27, 5.08, 5.12, 5.26, 5.29 or 5.32 of the Credit Agreement has occurred or is continuing solely as a result of the making or consummation of the MSC II Exchange Offer in accordance with the terms of the Exchange Offer Memorandum;
     (ii) agree to waive any requirement to prepay or repay the Obligations that otherwise would arise under Section 2.11(f) as a result of the MSC II Exchange Offer;
     (iii) acknowledge that the Existing MSC II Debt is permitted under Section 5.30 of the Credit Agreement; and
     (iv) consent to the Acquisition of the General Partner on the terms set forth in the Exchange Offer Memorandum.
     (c) The foregoing consent, limited waiver and amendments are limited solely to the MSC II Exchange Offer, and except as expressly set forth herein shall not (i) modify the Borrower’s or the Guarantors’ respective obligations to comply fully with all duties, terms, conditions, or covenants contained in the Loan Documents or (ii) be deemed to constitute a consent to or waiver of any other rights or remedies any Lender or the Administrative Agent may have under any Loan Documents or under Applicable Laws or at equity with respect to any matters. Nothing in this Section 3 shall be deemed to give rise to any obligation of the Lenders or the Administrative Agent to amend, modify, or waive any provision of the Credit Agreement (other than as expressly set forth in this Amendment) or any other Loan Document. The provisions and agreements set forth in this Section 3 shall not establish a custom or course of dealing or conduct between any Lender or the Administrative Agent and Borrower or any Guarantors.
          SECTION 4. Conditions to Effectiveness.
     (a) Subject to clause (b) below, the effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions in writing:
     (i) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;
     (ii) receipt by the Administrative Agent of all other documents that the Administrative Agent may reasonably request in connection with the transactions contemplated hereby;
     (iii) the fact that the representations and warranties of the Borrower and Guarantors contained in this Amendment shall be true on and as of the date hereof;
     (iv) the Loan Parties shall have paid all fees owing to the Administrative Agent under any fee letter and all other fees and expenses (including, without limitation, reasonable attorney’s fees and expenses to the extent invoiced and presented to Borrower) payable to the Administrative Agent arising from or relating to the negotiation, preparation, execution, delivery performance or administration of this Amendment; and
     (v) all documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
     (b) The effectiveness of this Amendment is further subject to the following conditions, unless the Required Lenders waive such conditions in writing:
     (i) receipt by the Administrative Agent of a Pledge Supplement duly executed by the Borrower substantially in the form attached as Exhibit A to the Pledge Agreement identifying MSC II and the General Partner as Pledged Entities to the extent required pursuant to the terms of the Pledge Agreement;

     (ii) the fact that the representations and warranties of the Borrower and Guarantors contained in this Amendment shall be true on and as of the date of consummation of the MSC II Exchange Offer;
     (iii) after giving effect to this Amendment, no Default or Event of Default under the Credit Agreement or any other Loan Document shall have occurred and be continuing on the date of consummation of the MSC II Exchange Offer;
     (iv) the MSC II Exchange Offer shall have been conducted in compliance with all requirements of Applicable Law and all conditions to the consummation of the MSC II Exchange Offer shall have been satisfied on the terms set forth in the Exchange Offer Memorandum;
     (v) receipt by the Administrative Agent of all other documents that the Administrative Agent may reasonably request in connection with the transactions by the MSC II Exchange Offer; and
     (vi) all other legal matters pertaining to the MSC II Exchange Offer shall be reasonably satisfactory to the Administrative Agent and its counsel.
          SECTION 5. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation of any Loan Document. The Credit Agreement and this Amendment shall be construed together as a single agreement. Upon the effectiveness of this Amendment as set forth in Section 4, all references to the Credit Agreement contained in the Notes, the Security Agreement, the Pledge Agreement and the other Loan Documents shall mean and include the Credit Agreement, as modified by this Amendment. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement and the other Loan Documents, as heretofore and hereby amended, all such Loan Documents being hereby ratified and affirmed. The Borrower and Guarantors hereby expressly agree that (i) the Credit Agreement, as amended, and the other Loan Documents are in full force and effect and (ii) the Liens and security interests of the Administrative Agent in the Collateral are in full force and effect.
          SECTION 6. Representations and Warranties. The Borrower and the Guarantors hereby represent and warrant to each of the Lenders as follows:
     (a) No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing on the date hereof.

     (b) The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.
     (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitutes the legal, valid and binding obligations of the Borrower and Guarantors enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditor’s rights generally.
     (d) The execution and delivery of this Amendment and the performance by the Borrower and Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Guarantor, are not in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Guarantor that is a corporation, the articles of organization or operating agreement of any Guarantor that is a limited liability company, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Borrower, or any Guarantor is party or by which the assets or properties of the Borrower and Guarantors are or may become bound.
     (e) The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Secured Parties, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens except as expressly permitted under the Credit Agreement.
          SECTION 7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.
          SECTION 8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.
          SECTION 9. Consent by Guarantors. The Guarantors consent to the foregoing amendments. The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed. In furtherance and not in limitation of the foregoing, the Guarantors acknowledge and agree that the “Guaranteed Obligations” (as defined in the Credit Agreement) include, without limitation, the indebtedness, liabilities and obligations evidenced by the Notes and the Loans made under the Credit Agreement as modified by this Amendment. The Guarantors hereby expressly agree that the Credit Agreement, as hereby amended, is in full force and effect.

          SECTION 10. Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
          SECTION 11. Effective Date. Upon satisfaction of the conditions as set forth in Section 4, this Amendment shall be effective as of Amendment Date.
          SECTION 12. Loan Document. This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.
          SECTION 13. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          SECTION 14. Entire Agreement. This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto.
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          IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

MAIN STREET CAPITAL CORPORATION
By:	/s/ Todd A. Reppert
Name:	Todd A. Reppert
Title:	President and Chief Financial Officer [CORPORATE SEAL]

MAIN STREET CAPITAL PARTNERS, LLC
By:	/s/ Rodger Stout
Name:	Rodger Stout
Title:	Chief Financial & Administrative Officer [CORPORATE SEAL]

MAIN STREET EQUITY INTERESTS, INC.
By:	/s/ Rodger Stout
Name:	Rodger Stout
Title:	Vice President and Treasurer [CORPORATE SEAL]

BRANCH BANKING AND TRUST COMPANY, as Administrative Agent and as a Lender
By:	/s/ Greg Drabik	(SEAL)
Name:	Greg Drabik
Title:	Vice President

COMPASS BANK, as a Lender
By:	/s/ Jason Consoli	(SEAL)
Name:	Jason Consoli
Title:	Senior Vice President

Schedule 3
Debentures in the principal amount of $70,000,000 (with $10,000,000 in additional commitments) currently issued by MSC II and guaranteed by the Small Business Administration.
Any Debt under the Loan Agreement dated April 13, 2006 between MSC II and Compass Bank, as amended.